Exhibit 99.1

To: Mirax Corp.
    Prospekt 60-letiya Oktyabrya, 18/ 1, App. 1,
    Moscow, Russia, 117218
    Phone: +1 702 751 3604

                                   MIRAX CORP.
                             SUBSCRIPTION AGREEMENT

     The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase __________ shares of the common stock of Mirax Corp., a Nevada corporation (the "Company"), for a purchase price of $_______, or $0.03 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to "Mirax Corp." or sending a wire transfer payment to the Company's account at:

Bank:
ABA #:                SWIFT #:
Account Number:
Account Name: MIRAX CORP.

     The undersigned acknowledges that he has received a copy of the prospectus of the Company, dated _______, 2014 filed with the Securities and Exchange Commission ("Prospectus") with respect to the offer and sale of the shares of stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors.

     The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

     The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company. The undersigned agrees and acknowledges that it has read all the information contained in the Prospectus, including without limitation, the Risk Factors contained therein.

Date: _______________

Amount of Investment:  $______                      Number of Shares: __________

1. Print Full Name of Investor: Individual:

                                            ------------------------------------
                                                    First, Middle, Last

                                                Partnership, Corporation, Trust,
                                                Custodial Account, Other:

                                            ------------------------------------
                                                     Name of Entity

2. Permanent Address of Investor:
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                                            ------------------------------------

                                            ------------------------------------

3. Name and Title of Primary Contact Person:
                                            ------------------------------------

4. Telephone Number:
                                            ------------------------------------

5. E-Mail Address:
                                            ------------------------------------

6. Facsimile Number: Permanent Address:
                                            ------------------------------------

7. US Social Security Number or
   identification number of home jurisdiction:
                                              ----------------------------------


8. Authorized Signatory:
                                            ------------------------------------
   Title:
                                            ------------------------------------

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.